Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement No. 333-188848 on Form S-3 of XPO Logistics, Inc. of our report dated January 4, 2013, with respect to the audited combined financial statements of Turbo Logistics Inc. and Turbo Dedicated Inc. which appear in Amendment No. 1 to the Current Report on Form 8-K/A of XPO Logistics, Inc. filed with the Securities and Exchange Commission on January 4, 2013.

/s/ Ernst & Young LLP

Nashville, TN

September 20, 2013